Exhibit 99.1

PRESS RELEASE | April 29, 2025 | NASDAQ: PLL

PIEDMONT LITHIUM ANNOUNCES Q1’25 NORTH AMERICAN LITHIUM PRODUCTION RESULTS

■	Piedmont shipped approximately 27,000 dmt of spodumene concentrate in Q1’25
■	Piedmont is targeting shipments of 113,000 dmt to 130,000 dmt for 2025
■	NAL achieved quarterly production of 43,261 dmt
■	Recoveries remain high and set new record in March; mill utilization impacted by weather-related downtime

Belmont, North Carolina, April 29, 2025 – Piedmont Lithium Inc. (“Piedmont,” the “Company”) (Nasdaq: PLL; ASX: PLL), a leading North American supplier of lithium products critical to the U.S. electric vehicle supply chain, today announced that it shipped approximately 27,000 dry metric tons (“dmt”) of spodumene concentrate in Q1’25. NAL, North America’s largest producing spodumene mine, is jointly owned by Piedmont (25%) and Sayona Mining Limited (75%) (ASX: SYA).

Q1’25 OPERATIONAL RESULTS SUMMARY

Piedmont Lithium	Units	Q1’25	Q4’24	QoQ Variance	Q1’24	YoY Variance
Concentrate Shipped	kt dmt	27.0	55.7	(51%)	15.5	74%
Average Grade	% Li2O	~5.4%	~5.4%	–	~5.5%	(0.1%)

NAL[1]	Units	Q1’25	Q4’24	QoQ Variance	Q1’24	YoY Variance
Ore Mined	kt wmt	322.4	370.4	(13%)	351.1	(8%)
Concentrate Produced	kt dmt	43.3	50.9	(15%)	40.4	7%
Plant (Mill) Utilization	%	80%	90%	(10%)	73%	7%
Lithium Recovery	%	69%	68%	1%	67%	2%
Concentrate Sold	kt dmt	27.0	66.0	(59%)	58.1	(53%)

In Q1’25, NAL produced 43,261 dmt and sold approximately 27,000 dmt. All tons sold by NAL were sold to Piedmont under the Company’s offtake agreement and then shipped to Piedmont’s customers.

Quarterly production at NAL declined by 15% in Q1’25 compared to the prior quarter but production remains on track to achieve Sayona Mining’s fiscal year 2025 production guidance of 190,000 – 210,000 dmt2. Lithium recovery remained high at 69% and set a new record of 72% in March, while mill utilization declined due the combination of unplanned, weather-related downtime and a 5-day scheduled shutdown. The crushed ore dome mitigated the impact of the weather-related downtime and additional mobile crushing capacity has been brought on site to lessen the impact of weather on a go-forward basis.

1 All references to information about or related to NAL are from the March 2025 Quarterly Activities Report filed with the ASX by Sayona Mining Limited on April 28, 2025.
2 See FY24 Full Year Results Announcement filed with the ASX by Sayona Mining on August 30, 2024.

“While NAL operated under challenging conditions to begin 2025 and produced fewer tons than anticipated, adjustments implemented since the restart of production have improved operational resilience. These steps give us confidence in our ability to improve performance and reduce weather-related disruptions in the future,” said Keith Phillips, President and CEO of Piedmont Lithium.

NAL CONCENTRATE PRODUCTION

For further information, contact:

Malissa Gordon
VP, Government Affairs
T: +1 704 491 9130
E: mgordon@piedmontlithium.com

John Koslow
Investor Relations
T: +1 980 701 9928
E: jkoslow@piedmontlithium.com

About Piedmont

Piedmont Lithium Inc. (Nasdaq: PLL; ASX: PLL) is developing a world-class, multi-asset, integrated lithium business focused on enabling the transition to a net zero world and the creation of a clean energy economy in North America. Our goal is to become one of the largest lithium hydroxide producers in North America by processing spodumene concentrate produced from assets where we hold an economic interest. Our projects include our Carolina Lithium project in the United States and partnerships in Quebec with Sayona Mining (ASX: SYA) and in Ghana with Atlantic Lithium (AIM: ALL; ASX: A11). We believe these geographically diversified operations will enable us to play a pivotal role in supporting America’s move toward energy independence and the electrification of transportation and energy storage.

Cautionary Note to U.S. Investors

Piedmont’s public disclosures are governed by the U.S. Exchange Act of 1934, as amended, including Regulation S-K 1300 thereunder, whereas NAL discloses estimates of “measured,” “indicated,” and “inferred” mineral resources as such terms are used in the JORC Code and Canada’s National Instrument 43-101. Although S-K 1300, the JORC Code, and NI 43-101 have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, they at times embody different approaches or definitions. Consequently, investors are cautioned that public disclosures by NAL prepared in accordance with the JORC Code or NI 43-101 may not be comparable to similar information made public by companies, including Piedmont, subject to S-K 1300 and the other reporting and disclosure requirements under the U.S. federal securities laws and the rules and regulations thereunder.

The statements in the link below were prepared by, and made by, Sayona Mining. The following disclosures are not statements of Piedmont and have not been independently verified by Piedmont. NAL is not subject to U.S. reporting requirements or obligations, and investors are cautioned not to put undue reliance on these statements. Sayona Mining’s original announcements can be found here: https://www.asx.com.au/markets/company/sya

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of or as described in securities legislation in the United States and Australia, including statements regarding exploration, development, construction, and production activities of Sayona Mining, Atlantic Lithium, and Piedmont; current plans for Piedmont’s mineral and chemical processing projects; Piedmont’s potential acquisition of an ownership interest in Ewoyaa; and strategy. Such forward-looking statements involve substantial and known and unknown risks, uncertainties, and other risk factors, many of which are beyond our control, and which may cause actual timing of events, results, performance, or achievements and other factors to be materially different from the future timing of events, results, performance, or achievements expressed or implied by the forward-looking statements. Such risk factors include, among others: (i) that Piedmont, Sayona Mining, or Atlantic Lithium may be unable to commercially extract mineral deposits, (ii) that Piedmont’s, Sayona Mining’s, or Atlantic Lithium’s properties may not contain expected reserves, (iii) risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing, and operating mining projects, environmental hazards, industrial accidents, weather, or geologically related conditions), (iv) uncertainty about Piedmont’s ability to obtain required capital to execute its business plan, (v) Piedmont’s ability to hire and retain required personnel, (vi) changes in the market prices of lithium and lithium products, (vii) changes in technology or the development of substitute products, (viii) the uncertainties inherent in exploratory, developmental, and production activities, including risks relating to permitting, zoning, and regulatory delays related to our projects as well as the projects of our partners in Quebec and Ghana, (ix) uncertainties inherent in the estimation of lithium resources, (x) risks related to competition, (xi) risks related to the information, data, and projections related to Sayona Mining or Atlantic Lithium, (xii) occurrences and outcomes of claims, litigation, and regulatory actions, investigations, and proceedings, (xiii) risks regarding our ability to achieve profitability, enter into and deliver product under supply agreements on favorable terms, our ability to obtain sufficient financing to develop and construct our projects, our ability to comply with governmental regulations, and our ability to obtain necessary permits, (xiv) risks related to the completion of our proposed merger with Sayona Mining and related capital raises, and (xv) other uncertainties and risk factors set out in filings made from time to time with the U.S. Securities and Exchange Commission (“SEC”) and the Australian Securities Exchange, including Piedmont’s most recent filings with the SEC. The forward-looking statements, projections, and estimates are given only as of the date of this press release and actual events, results, performance, and achievements could vary significantly from the forward-looking statements, projections, and estimates presented in this press release. Readers are cautioned not to put undue reliance on forward-looking statements. Piedmont disclaims any intent or obligation to update publicly such forward-looking statements, projections, and estimates, whether as a result of new information, future events or otherwise. Additionally, Piedmont, except as required by applicable law, undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Piedmont, its financial or operating results or its securities.